EXECUTION COPY

AGREEMENT

THIS AGREEMENT ("**Agreement**") is made between Adama Technologies Corp., a Delaware corporation with a principal place of business at 8 Karl Netter St. Tel-Aviv, Israel, (the "**Company**") and each of Mr. Boaz Benrush I.D. Number 029579372, residing at 11 Zvi Peretz Haiot Street, Tel Aviv, Israel, and Mr. Oren Bar-nir Gayer I.D. Number 038946760, residing at 37 Givat Halevona Street, Reut, Israel (collectively: the "**Resigning Directors**"). The Company and the Resigning Directors shall be each referred to hereunder as a "**Party**" and collectively, the "**Parties**").

WITNESSETH:

WHEREAS, the Parties have entered into and are parties to an equity compensation agreement, dated June 27, 2009, and which was approved by the Company board of directors on July 22, 2009 (the "**Existing Agreement**"); and

WHEREAS, the Parties had decided that the Resigning Directors shall not continue and perform the Business Development Activities as were defined in the Existing Agreement;

WHEREAS, the Resigning Directors wish to resign from their position as directors in the Company and in its subsidiary Adama Technologies (Israel) Ltd. (the "**Israeli Subsidiary**"); and

WHEREAS, the Parties wish to replace the equity compensation package that was set in the Existing Agreement and on the basis of the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties do hereby mutually agree as follows:

1. **Resignation from the Company and the Israeli Subsidiary Board of Directors**

   1.1. Each of Oren Bar-nir Gayer and Boaz Benrush resign effective immediately from the board of directors of the Company.

   1.2. Each of Oren Bar-nir Gayer and Boaz Benrush will resign at the of November, 2009, from the board of directors of the Israeli Subsidiary.

2. **New Equity based Compensation Package**

   2.1. The Company had adopted on July 22, 2009 Employee Stock Incentive Plan for the grant of shares and options to purchase shares of the Company to employees, office holders, consultants and service providers of the Company or any subsidiaries or affiliated companies of the Company (the "**Plan**"). The Plan complies with the provisions of Section 102(b)(2) of the Israeli Income Tax Ordinance (Capital Gain Option Through a **Trustee**) and any rules and regulations promulgated thereunder including the Income Tax Rules (Tax Relief upon the Allotment of Shares to Employees), 2003. The Plan was delivered to the Israeli tax authorities on August 2, 2009.

ADAMA TECHNOLOGIES CORP.

2.2. The Company will issue within 21 days hereof to the Resigning Directors, under the Plan an aggregate amount of Seven Million (7,000,000) shares of Common Stock of the Company, that will be spited equally between the Resigning Directors (the **"Shares"**).

The Shares will be issued to Yardeni – Gelfand Trust (2000) Ltd. (the **"102 Tax Trustee"**) on behalf of the Resigning Directors, in equal parts, within 21 days from the signing of this Agreement. The Shares will be held by the Trustee for at least the appropriate holding period required under Section 102(b)(2) of the Israeli Income Tax Ordinance (Capital Gain Option Through a Trustee) and is subject to the requirements of Securities Act Rule 144.

To avoid doubt, the issuance of the Shares to the 102 Tax Trustee on behalf of the Resigning Directors will be final, not subject to any milestone or other type of condition, and in no circumstances the 102 Tax Trustee will be required to return the Shares to the Company. The use of the 102 Tax Trustee and not direct issuance of the Shares to the Resigning Directors is done solely due to requirement by the Israeli tax authorities.

2.3. The Shares will be granted to the Resigning Directors in consideration for payment by the Resigning Directors of their par value (0.001 USD per Share) (the **"Par Value Amount"**). The Par Value Amount will be deducted from the Resigning Directors entitlement for director's fees and therefore will not be paid in cash by the Resigning Directors to the Company.

2.4. The Company commits to bear up $1,000 annual retainer payments to the 102 Tax Trustee, until the Shares will be sold or transferred from the 102 Tax Trustee to the Resigning Directors. To avoid doubts, Company shall not bear any of the tax payments related to the Resigning Directors.

3. **Director Fees, Expenses and Indemnification**

3.1. The Company had not paid to the Resigning Directors any director's fees or other type of payments during the period in which the Resigning Directors provided the Business Development Activities and during the period they served as directors. The Parties agree hereby that the issuance of Shares and payment by the Company of the Par Value Amount, as detailed in section 2 above, will be the sole compensation for the Resigning Directors duties performed so far, except for the sub-sections 3.2-3.4, as detailed below.

3.2. The Company will reimburse the Resigning Directors for out-of-pocket expenses incurred by them in connection with the Business Development Activities, as follows:

(a) Mr. Boaz Benrush: amount of 6,200 USD

(b) Mr. Oren Bar-nir Gayer: amount of 2,900 USD

Half of the amount will be paid to the Resigning Directors by the Company within 30 days from the signing of this Agreement, and the second half will be paid by the Company within 60 days from the signing of this Agreement. All payments will be made by wire transfer of immediately available funds.

Resigning Directors acknowledge that the aforementioned amounts do not cover the entire expenses incurred by them, and they forfeit the remaining amounts.

ADAMA TECHNOLOGIES CORP.

01 Oct 09 01:09a Aviram 0 p.3

3.3. The Company undertakes to indemnify the Resigning Directors to the full extent permitted by law for their actions during their duties as directors in the Company and in the Israeli Subsidiary.

3.4. All payments shall include V.A.T., if required by law, which shall be added to the amounts or consideration set forth above.

4. **Penalties and No-Claims**

4.1. Failure by the Company to pay the expenses detailed in section 3 above, will result in penalty equal to 3% per month of the amount due.

4.2. Failure of the Company to issue the Shares in the agreed-upon time-table detailed in section 2 above, will result in penalty equal to 3% per month of the amount of Shares. The aforementioned penalties are incremental to any other aids available to the Resigning Directors by law.

4.3. The Company and the Israeli Subsidiary shall have no claims, demands, obligations, liabilities and/or any other causes of action of any kind and character in connection with actions or omissions done or occurred during the holding of the office of the Resigning Directors, including during the period in which the Resigning Directors provided the Business Development Activities, and the Company and the Israeli Subsidiary hereby fully and forever releases and discharges the Resigning Directors from any and all liabilities, responsibilities, undertakings, and from all types of damages, losses and risks.

4.4. Subject to the fulfillment of the Company and the Israeli Subsidiary of it's undertaking pursuant to this agreement on time and if full, the Resigning Directors shall have no claims, demands, obligations, liabilities and/or any other causes of action of any kind and character in connection with actions or omissions done or occurred during the holding of the office of the Resigning Directors, including during the period in which Resigning Directors provided the Business Development Activities, and the Resigning Directors hereby fully and forever releases and discharges the Company and the Israeli Subsidiary from any and all liabilities, responsibilities, undertakings, and from all types of damages, losses and risks, unless otherwise specified elsewhere in this Agreement.

5. **General**

5.1. This Agreement shall not be modified except by an instrument in writing signed by both Parties.

5.2. The laws of the State of Israel shall govern this Agreement, and that the competent court in Tel-Aviv shall have exclusive jurisdiction over any matter arising out of, or in connection with, this Agreement.

5.3. All notices, requests, consents and other communications shall be in writing, and shall be delivered either (i) by hand, (ii) by e-mail or facsimile transmission, with a written acknowledgement of the recipient, (iii) by courier, or (iv) by registered mail, return receipt requested. Until changed by a written notice given by either Party to the other Party, the Parties addresses shall be as set herein.

ADAMA TECHNOLOGIES CORP.

Signature Page to Follow

ADAMA TECHNOLOGIES CORP.

In witness whereof, the duly authorized representatives of the Company and the Resigning Directors have executed this Agreement as of the date stated below.

[Company - Adama Technologies Corp.]

ADAMA TECHNOLOGIES CORP.

By: Aviram Malik
Title: CEO & President
Date: 9/30/09

[Resigning Director – Mr. Boaz Benrush]

By: Boaz Benrush
Title: Resigning Director
Date: 9/30/09

[Resigning Director – Mr. Oren Bar-nir Gayer]

By: Oren Bar-nir Gayer
Title: Resigning Director
Date: 9/30/09